EXHIBIT 10.1

                                   SERVICE AGREEMENT

This agreement dated as of this 18th day of May, 2005, is between Antik Denim LLC, a subsidiary of Marine Jet Technology Corp ("Antik") and Blue Concepts LLC ("Blue Concepts").


Whereas Antik is a newly incorporated company and has a need for office space for its employees;

Whereas Antik requires support service in areas of MIS, Human Resources, Sales, Customer services, EDI Support, Quality Control, Purchasing, Import/Export, Graphic Designs, Laundry and Distribution ("support service") and the cost to set up such support service is prohibitive;

Whereas Blue Concepts is an established company with surplus office space and is willing and able to provide such support service as required by Antik;

Whereas Blue Concepts has already been providing such office space and support service to Antik under a letter agreement dated December 31, 2004 with Blue Concepts ("letter agreement");


NOW, THEREFORE., the parties hereto agree as follows:


Section 1.1. In consideration of a monthly contribution of $15,000 to the rent paid by Blue Concepts, Blue Concepts will provide sufficient office space for up to 30 executives and workers of Antik;

Section 1.2. Antik will share 15% of the actual expenses on telephone, utilities and office supplies of Blue Concepts as evidenced by actual invoices;

Section 1.3. In consideration of a monthly service fee of $78,500, Blue Concepts is to provide the aforesaid support service to Antik;

Section 1.4. This is not a sub-tenancy or rental agreement. Blue Concepts' obligation to provide office space to Antik is subject to its ability to continue its current lease arrangements with the landlord;

Section 1.4. This agreement will take retroactive effect from April 1, 2005 and will expire on December 31, 2005 ("expiration date");

Section 1.5. This agreement will be renewed automatically annually if either party does not give termination notice in writing 30 days in advance before the expiration date each year.


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Section 1.6. This agreement  supersedes the letter  agreement dated December 31,
2004.

Section 1.7. This agreement is governed by the laws of the State of California.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Antik Denim LLC                              Blue Concepts LLC






By     /s/ Patrick Chow                      By    /s/ Nomaan Yousef
       ------------------------                    ----------------------
Name:  Patrick Chow                          Name: Nomaan Yousef

Its _______________________                  Its _____________________